LEASE TERMINATION AGREEMENT

This Lease Termination Agreement (the "Agreement") is entered into as of this 28th day of August, 2009, by CENTRAL FLORIDA EDUCATORS' FEDERAL CREDIT UNION ("Landlord") and NEW GENERATION BIOFUELS HOLDINGS, INC. f/k/a H2DIESEL HOLDINGS, INC., a Florida corporation ("Tenant").

RECITALS

A. Landlord and Tenant entered into that certain Lease Agreement, dated March 12, 2008, as amended (the "Lease") (a copy of which is attached hereto as Exhibit "A" and made a part hereof) wherein the Tenant leased certain commercial premises, all as more particularly described in the Lease (collectively the "Leased Premises"); and

B. Landlord and Tenant desire to terminate the Lease and the rights and obligations thereunder or arising therefrom upon the terms and conditions hereinafter set forth and provide for the relinquishment, assignment, conveyance and transfer of (i) all of Tenant's right, title and interest in and to the Lease Premises and (ii) all personal property, supplies, furnishings, appliances, equipment, machinery, inventory and fixtures now located in, attached to, or used in connection with the Lease Premises (collectively the "Personal Property") (the Leased Premises and the Personal Property are together referred to as the "Property").

AGREEMENT

Now, therefore, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending legally to be bound, hereby covenant and agree as follows:

1. Recitals. The foregoing recitals are hereby incorporated by reference herein and made a part hereof.

2. Delivery of Possession; Lease Termination. Tenant shall deliver actual physical possession of the Property to Landlord on or before the date of this Agreement (the "Possession Date"), and, as of such time and date, shall have fulfilled and complied with all obligations of Tenant under this Agreement, except as set forth in Sections 4 and 5, below. Landlord and Tenant expressly agree that the Lease shall terminate and Tenant's leasehold interest, possessory rights, and all other rights and interests in the Property shall be extinguished, transferred, quitclaimed, and relinquished to Landlord at 11:59 p.m. on the Possession Date. The parties further agree that this Agreement shall be self-executing and the transaction contemplated herein shall be effected without the need for further documentation. In the event Tenant fails to relinquish possession of the Property and deliver possession of the Property to Landlord in accordance with this paragraph 2 or otherwise perform Tenant's obligations under this Agreement, Landlord may avail itself of any and all legal and/or equitable rights and remedies which Landlord may have at law or in equity or under this Agreement. Tenant hereby covenants and agrees, in the event of such default on the part of Tenant, to reimburse Landlord for all costs

and expenses (including, but not limited to, attorneys' fees) incurred by Landlord in connection with the transaction set forth herein and enforcement of Landlord's rights hereunder.

3. Transfer of the Property. Effective for all purposes and in all respects on the date of this Agreement, Tenant sells, transfers, assigns and conveys to Landlord, and Landlord hereby accepts, receives and takes all of Tenant's right, title and interest in and to the Property.

4. Payment. Tenant shall pay Landlord the total settlement amount of EIGHTY-FIVE THOUSAND AND NO/100 DOLLARS ($85,000.00) (the "Settlement Amount") on or before August 31, 2009.

5. Time is of the Essence. It is agreed that time is of the essence under this Agreement and that the Settlement Amount must be timely paid and must be made payable to Central Florida Educators' Federal Credit Union, by certified funds or cashier's check, and must be received on or before the date set forth in Section 4, hereinabove, by Landlord at the following address:

1000 Primera Boulevard
Lake Mary, Florida 32746
Attn: Legal Department

6. Default. In the event of a default by Tenant in the timely making of any of the payment provided for in Sections 4 and 5, hereinabove, or in the event of a default by Tenant under this Agreement, Landlord shall have the absolute right, without notice or prior demand being given to Tenant, to maintain an action for all unpaid and accelerated rental, future rental, additional rental, waste, attorneys' fees and all other sums due and owing under the Lease, through the end of the lease term, together with pre-judgment interest and post-judgment interest at eighteen percent (18%) per annum.

7. Cause of Action. Notwithstanding anything contained in this Agreement, hereinabove, to the contrary, upon Tenant's default of this Agreement, Landlord retains its right to bring action for any other cause of action available to Landlord pursuant to Florida law or other applicable law.

8. Representations and Warranties. Tenant warrants and represents as follows:

(a) The Lease is the only agreement, written, oral or otherwise, between Landlord and Tenant, and, other than Lease Amendment #1 dated December 31, 2008, the Lease has not been amended, superseded, added to or interpreted, in writing, orally or otherwise, at any time.

(b) The Lease is the only agreement, written, oral or otherwise, to which Tenant is a party which relates to, or in any way affects, the Property or any part thereof.

(c) Upon the delivery of the Property in accordance with this Agreement, Landlord shall receive good and absolute title to the Property, free from any and all liens,

charges, encumbrances or claims of whatever kind or nature arising out of, or in connection with, Tenant's use or operation of the Property.

(d) Tenant shall furnish to Landlord any and all (i) warranties or guaranties of manufacturers, suppliers or installers in effect with respect to the Property, and (ii) instruction manuals, or similar documents with respect to the Property in Tenant's possession. Tenant shall furnish to Landlord all information in the possession of, or available to, Tenant concerning the Property which Landlord shall reasonably request.

(e) Landlord is not in default under or pursuant to the terms of the Lease and Tenant does not have any claim or action of any kind or any nature against Landlord arising under or pursuant to the Lease.

(f) Tenant does not have knowledge of any facts, events or circumstances which, with the passage of time, would constitute a breach of, or default under, the Lease by Tenant.

(g) There is no basis for any claim against the Landlord or Tenant or the Property arising out of or in any way related to the Lease or Tenant's use or operation of the Property.

(h) Tenant does not have any outstanding contracts or agreements of any kind with agents, consultants, advisors, salesmen, or dealers, for management, maintenance, other services or otherwise relating to the Property which are not cancelable as of the date hereof and which were not cancelled as of the Possession Date.

(i) Tenant has paid for any and all work furnished to, and improvements erected on, the Property that are due or owing as of the Possession Date.

(j) Tenant is sole owner of marketable title to all of the Personal Property located in, attached to or used in connection with the Leased Premises.

9. Indemnification. Tenant covenants and agrees that it will indemnify, defend and hold harmless Landlord from, against and in respect of any and all claims, losses, costs, damages, and liabilities arising out of Tenant's occupancy, use or operation of the Property or otherwise relating to the Property which arise out of, or are the result of actions taken by, or omissions of, Tenant prior to the date that it delivered actual physical possession of the Property, except to the extent such claims, losses, costs, damages and liabilities result from Landlord's gross negligence or willful misconduct.

10. Representation and Indemnification Regarding Brokers. Landlord and Tenant each represent and warrant to the other that it has not authorized any broker, agent or finder to act on its behalf nor does it have any knowledge of any broker, agent or finder purporting to act on its behalf in respect of this transaction, and Landlord and Tenant each hereby agree to indemnify, defend, and hold harmless the other from and against any and all cost, expense,

ldl

claim, liability or damage resulting from a breach of the representation and warranty contained in this Section 10.

11. Releases by Tenant. Tenant hereby releases, acquits and forever discharges Landlord and Landlord's subsidiaries, affiliates, predecessors, officers, directors, agents, employees, servants, attorneys and representatives as well as their respective heirs, personal representatives, successors and assigns of any and all of them (collectively the "Released Parties"), from any and all claims, demands, debts, actions, causes of actions, suits, contracts, agreements, obligations, accounts, defenses and offsets against the subject indebtedness and liabilities of any kind or character whatsoever, known or unknown, suspected or unsuspected, direct or indirect, in contract or in tort, at law or in equity, including without implied limitation, such claims and defenses as retaliatory actions, breach of fiduciary duty, fraud, mistake, duress and usury, which Tenant ever had, or now has, up to the date of execution of this Agreement, against the Released Parties, including without limitation, any matter, cause or thing whatsoever which relates to in whole or in part, directly or indirectly to (a) the landlord/tenant relationship between Landlord and Tenant (b) the Lease, (c) the Property, (d) any settlement negotiations, loans or settlements by and between Landlord and Tenant, or (e) any payments of any kind whatsoever made to Landlord.

12. Releases by Landlord. Upon its receipt of the Settlement Amount, Landlord shall release, acquit and forever discharge Tenant and Tenant's subsidiaries, affiliates, predecessors, officers, directors, agents, employees, servants, attorneys and representatives as well as their respective heirs, personal representatives, successors and assigns of any and all of them (collectively the "Released Tenant Parties"), from any and all claims, demands, debts, actions, causes of actions, suits, contracts, agreements, obligations, accounts, defenses and offsets against the subject indebtedness and liabilities of any kind or character whatsoever, known or unknown, suspected or unsuspected, direct or indirect, in contract or in tort, at law or in equity, including without implied limitation, such claims and defenses as breach of lease, fraud, mistake, duress and waste, which Landlord ever had, or now has, up to the date of execution of this Agreement, against the Released Tenant Parties, including without limitation, any matter, cause or thing whatsoever which relates to in whole or in part, directly or indirectly to (a) the landlord/tenant relationship between Landlord and Tenant (b) the Lease, (c) the Property, (d) any settlement negotiations, loans or settlements by and between Landlord and Tenant, or (e) any payments of any kind whatsoever made to Tenant.

13. Other Provisions.

(a) Notices. Any and all notices or other communications hereunder shall be deemed to have been duly given if in writing and if transmitted by certified mail, return receipt requested, and first-class postage prepaid, as follows:

To Landlord: Central Florida Educators' Federal Credit Union
Attn: Legal Department
1000 Primera Boulevard
Lake Mary, Florida 32746

lpl

To Tenant: New Generation Biofuels Holdings, Inc.
f/k/a H2Diesel Holdings, Inc.
8401 Lake Worth Rd, Suite 113
Lake Worth, FL 33467

or to such other address as either party may furnish to the other by notice in accordance with this section 13. Notice shall be deemed effective when received.

(b) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida.

(c) Captions and Headings. The captions and headings herein are for convenience of reference only and in no way define or limit the scope or content of this Agreement or in any way affect is provisions.

(d) Counterpart Copies. This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

(e) Assignment. This Agreement shall be freely assignable by Landlord, but may not be assigned by Tenant.

(f) Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective legal representatives, heirs, executors, administrators, successors or (subject to the limitations of Subsection (e) above) assigns.

(g) Gender and Number. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places in which the context may require such substitution.

(h) Further Assurances. Landlord and Tenant hereby covenant and agree that either or both of such parties shall, at any time prior or subsequent to the Possession Date and upon the request of the other party, execute and deliver any and all documents reasonably required in accordance with the agreements of the parties (including, but not limited to, a bill of sale for all Personal Property) as may be reasonably desirable or necessary to effectuate the transaction contemplated herein.

(i) Survival of Provisions. All covenants, agreements, statements, representations, warranties, indemnities, and obligations set forth herein shall survive the Possession Date.

(j) Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

(k) Time of the Essence. The parties expressly agree that time shall be of the essence in the performance of obligations under this Agreement.

(l) Relationship. The relationship between Landlord and Tenant is that of landlord and tenant and nothing contained in this Agreement will be deemed to create a partnership or joint venture between Landlord and Tenant or to cause Landlord to be liable or responsible in any way for the actions, liabilities, debts or obligations of Tenant or any other party.

(m) Preparer. This Agreement shall not be construed against any party regardless of who is responsible for its preparation and the parties acknowledge that each contributed and is equally responsible for its preparation;

(n) Litigation. In connection with any litigation arising out of this Agreement, the prevailing party in such litigation shall be entitled to recover from the other party, all costs incurred therein, including reasonable attorneys' fees incurred in trial, appellate proceedings, garnishment proceedings, proceedings supplementary and post-judgment proceedings;

(o) Venue. The parties expressly agree that venue for any action between them regarding the Lease, the Property or this Agreement shall be maintained or brought exclusively in federal or state courts located in Orange County, Florida, and hereby each waive venue in any other jurisdiction or court;

(p) Entire Agreement. This Agreement sets forth the final and entire agreement between the parties hereto with respect to the termination of the Lease, and are intended to be an integration of all prior negotiations and understandings, and Landlord, Tenant and their agents shall not be bound by any terms, conditions, statements, warranties or representations, oral or written, express or implied, not set forth or incorporated herein. No change or modification of this Agreement shall be valid unless the same is in writing and signed by the Landlord and Tenant. No waiver of any of the provisions of this Agreement shall be valid unless the same is in writing and signed by the party against which it is sought to be enforced.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal on the day and year first set forth below.

"TRANSFEROR"

Witnesses:

[signature]

[signature]

NEW GENERATION BIOFUELS HOLDINGS, INC. f/k/a H2DIESEL HOLDINGS, INC., a Florida corporation

By: [signature]
Cary J. Claiborne, President

(CORPORATE SEAL)

"TRANSFEREE"

[signature]

[signature]

CENTRAL FLORIDA EDUCATORS' FEDERAL CREDIT UNION

By: [signature]
Joseph A. Melbourne, Jr., President

STATE OF FLORIDA
COUNTY OF SEMINOLE
THE FOREGOING INSTRUMENT WAS SWORN TO AND SUBSCRIBED BEFORE ME THIS 31st DAY OF AUGUST, 2009 BY JOSEPH A. MELBOURNE, AS PRESIDENT/CEO OF CENTRAL FLORIDA EDUCATORS FEDERAL CREDIT UNION, A FEDERALLY CHARTERED CREDIT UNION, ON BEHALF OF THE CREDIT UNION. HE IS PERSONALLY KNOWN TO ME.

NOTARY PUBLIC:
SIGNATURE: [signature]
PRINT NAME: EMILY M. OSTRESH

EMILY M. OSTRESH
Notary Public - State of Florida
My Commission Expires Sep 18, 2010
Commission # DD 589418
Bonded by National Notary Assn.

STATE OF Maryland

COUNTY OF Howard

The foregoing instrument was acknowledged before me this 28th day of August, 2009, by CARY J. CLAIBORNE, as President of NEW GENERATION BIOFUELS HOLDINGS, INC. f/k/a H2DIESEL HOLDINGS, INC., a Florida corporation, who is (a) _____ personally known to me or (b) ✓ who has produced MD Drivers License as identification and who signed the foregoing on behalf of the corporation.

NOTARY PUBLIC:

Signature: [signature]

Print Name: Rafael Olazagasti

State of Florida at Large

MY COMMISSION EXPIRES: 1/17/12

RAFAEL OLAZAGASTI
NOTARY PUBLIC
Howard County, Maryland
My Commission Expires January 17, 2012

EXHIBIT "A"

LEASE

BILL OF SALE

Suite 113, Lake Worth, FL 33467

KNOW ALL MEN BY THESE PRESENTS, that NEW GENERATION BIOFUELS HOLDINGS, INC. f/k/a H2DIESEL HOLDINGS, INC., a Florida corporation (hereinafter referred to as Transferor), having an address at 8401 Lake Worth Rd, for and in consideration of the sum of TEN and 00/100 DOLLARS ($10.00), lawful money of the United States, to Transferor paid by CENTRAL FLORIDA EDUCATORS' FEDERAL CREDIT UNION (hereinafter referred to as Transferee), having a principal business address at 1000 Primera Boulevard, Lake Mary, Florida 32746, Attn: Legal Department, the receipt whereof is hereby acknowledged, has granted, bargained, sold, transferred and delivered, and by these presents does grant bargain, sell, transfer, and deliver, absolutely and without reservation, restriction, or condition, to Transferee, and Transferee's successors and assigns, the following property, goods and chattels:

AS LISTED IN EXHIBIT "A"
ATTACHED HERETO AND MADE A
PART HEREOF BY REFERENCE.

TO HAVE AND TO HOLD the same unto the Transferee, and Transferee's successors and assigns forever.

AND Transferor covenants with Transferee, and Transferee's successors and assigns that Transferor is the lawful owner of the said property, goods and chattels; that they are free from all encumbrances, liens, and interests of third-parties; that Transferor has good right to sell and transfer said property, goods and chattels; and that Transferor will warrant and defend the sale and transfer of the said property, goods and chattels hereby made to Transferee, and Transferee's right, title, and interest therein, and the right, title, and interest therein of Transferee's successors and assigns, against the claims and demands of all persons whomsoever. This covenant shall be binding upon Transferor and Transferor's successors and assigns.

IN WITNESS WHEREOF, the parties have executed this Contract on the dates shown under their respective signatures.

"TRANSFEROR"

Witnesses:

____

____

NEW GENERATION BIOFUELS HOLDINGS, INC. f/k/a H2DIESEL HOLDINGS, INC. a Florida corporation

By: _______________________
Cary J. Claiborne, President

(CORPORATE SEAL)

NOTARY PUBLIC:
SIGNATURE: Emily M. Ostresh
PRINT: Emily M. OSTRESH

EMILY M. OSTRESH
Notary Public - State of Florida
My Commission Expires Sep 18, 2010
Commission # DD 589418
Bonded by National Notary Assn.

"TRANSFEREE"

CENTRAL FLORIDA EDUCATORS' FEDERAL CREDIT UNION

By: [signature]
Joseph A. Melbourne, Jr., President

STATE OF FLORIDA
COUNTY OF SEMINOLE
THE FOREGOING INSTRUMENT WAS SWORN TO AND SUBSCRIBED BEFORE ME THIS 31ST DAY OF AUGUST, 2009 BY JOSEPH A. MELBOURNE, JR., AS PRESIDENT/CEO OF CENTRAL FLORIDA EDUCATORS FEDERAL CREDIT UNION, A FEDERALLY CHARTERED CREDIT UNION, ON BEHALF OF THE CREDIT UNION. HE IS PERSONALLY KNOWN TO ME.

STATE OF Maryland
COUNTY OF Howard

The foregoing instrument was acknowledged before me this 28th day of August, 2009 by CARY J. CLAIBORNE, as President for NEW GENERATION BIOFUELS HOLDINGS, INC. f/k/a H2DIESEL HOLDINGS, INC., a Florida corporation, who is (a) _____ personally known to me or (b) ✓ who has produced MD Drivers License as identification, and who signed the foregoing on behalf of the corporation, and who **did/did not** take an oath.

NOTARY PUBLIC:

Signature: [signature]
Print Name: Rafael Olazagasti
State of Florida at Large
MY COMMISSION EXPIRES: 1/17/12

RAFAEL OLAZAGASTI
NOTARY PUBLIC
Howard County, Maryland
My Commission Expires January 17, 2012

EXHIBIT "A"
to Bill of Sale

All personal property, supplies, furnishings, appliances, equipment, machinery, inventory and fixtures now located in, attached to, or used in connection with the leased premises located at 1000 Primera Boulevard, Suite 3130, Lake Mary, Florida 32746, including, but not limited to, the following:

Waiting area
2 small tables
1 love seat
2 chairs

Small conference room by entry door
4 chairs
1 small round table
1 small trash can
~~1 plat next to waiting area~~

Conference room
13 chairs
1 large oval table
1 small trash can

Kitchen
2 small round tables
4 chairs
~~1 black refrigerator (Haier)~~
~~1 microwave small (Sharp)~~
~~1 trash can~~
2 upper cabinets
2 lower cabinets

Phone room
1 phone system

Tina's area
1 desk
1 return
~~1 printer~~
1 credenza (wall mounted)
~~1 2-drawer cabinet (floor)~~
~~1 2-door cabinet (top)~~
1 black chair
~~1 small trash can~~
~~1 small printer (Epson)~~
~~1 phone~~
~~1 computer monitor~~
~~1 keyboard~~
1 2-drawer file cabinet (small)
~~1 laptop~~

1st Office
1 black chair
1 U-shaped desk
1 wood shelf
2 visitor chairs

2nd Office
2 visitor chairs
1 black chair
1 U-shaped desk
1 wood shelf
1 small trash can
~~1 flat screen computer monitor (Dell)~~
~~1 personal computer (Dell)~~
~~1 keyboard (Dell)~~
~~1 small black printer (Epson)~~
~~1 large printer (Konica Minolta MagiColor 2550)~~

3rd Office
~~1 U-shaped desk~~
~~1 wood shelf~~
~~2 visitor chairs~~
~~1 phone~~
~~1 small trash can~~
~~1 small black printer~~
~~1 laptop~~

4th Office
~~1 black chair~~
2 visitor chairs
~~1 U-shaped desk~~
~~1 credenza~~
1 small trash can
~~1 wood shelf~~

5th Office

~~1 5-drawer file cabinet~~
~~1 2-door cabinet~~
2 folding tables

6th Office

1 small round conference table
4 black chairs
1 U-shaped desk
1 wood shelf
2 visitor chairs

7th Office

1 wood shelf
1 U-shaped desk
1 black chair
2 visitor chairs
1 small trash can
1 2-drawer filing cabinet

8th Office

~~2 plants~~
~~1 wood shelf~~
~~1 U-shaped desk~~
~~1 black chair~~
~~2 visitor chairs~~
~~1 small trash can~~
~~1 small black printer~~
~~1 phone~~
~~1 laptop~~

9th Office

1 wood shelf
1 U-shaped desk
~~1 small black printer~~
1 black chair
2 visitor chairs
1 small trash can